Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of August 1, 2011 (this “Agreement”), is by and among Dachris Ltd., a Pennsylvania corporation (the “Seller”), and the individuals and entities listed on Schedule A annexed hereto (the “Purchasers”).  The Seller and the Purchasers are referred to herein individually as a “Party” and collectively, as the “Parties”.

Preliminary Statement

The Seller is the owner of 6,331,922 shares (the “Shares”) of the common stock, $.001 par value (“Common Stock”), of UHF Incorporated, a Michigan corporation (the “Company”), representing approximately 66.76% of the outstanding shares of Common Stock. Seller desires to sell to Purchasers, and Purchasers are willing to purchase from the Seller, the Shares, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Seller and the Purchasers hereby agree as follows:

1.       Purchase and Sale.

The Seller agrees to sell, transfer, convey and deliver the Shares unto the Purchasers and the Purchasers agree to acquire and purchase the Shares from the Seller, on the terms and subject to the conditions set forth herein. The number of Shares to be purchased by each Purchaser is set forth on Schedule A annexed hereto.

2.           Purchase Price.

2.1           General.  The purchase price (the "Purchase Price") for the Shares, in the aggregate, is One Hundred Sixty-Six Thousand Five Hundred Dollars ($166,500.00), payable as specified in this Section 2, subject to the other terms and conditions of this Agreement.  The Purchase Price shall be payable by certified check or wire transfer of same day funds at the Closing (as defined in Section 3 below). The portion of the Purchase Price payable by each Purchaser is set forth on Schedule A annexed hereto.

2.2           Adjustment for Outstanding Liabilities. If the Company shall have any liability as of the Closing which the Company or Seller has not agreed to satisfy out of the Purchase Price or funds otherwise available to the Company, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (collectively, “Liability”), the Purchase Price shall be reduced on a dollar for dollar basis by the amount of such liability, and the amount payable by each Purchaser hereunder shall be reduced accordingly.

3.           The Closing.

3.1           General.  The closing of the transaction contemplated by this agreement (the “Closing”) shall take place at such time and place as shall be agreed upon by the Parties  (the “Closing Date”) not later than August 8, 2011, by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the closing itself).

3.2           Delivery of Certificates in Escrow.  Concurrent with the execution of this Agreement, the Seller shall deliver certificates (the “Certificates”) evidencing all of the Shares held by the Seller and to be sold hereunder, together with duly executed, medallion-guaranteed stock powers with respect thereto, to Mark S. Galper, Esq, 409 Schoonmaker Avenue, P.O. Box A, Monessen, Pa  15062, phone no. 724-864-3444, mgalper@bgatlaw.com (the “Escrow Agent”).  The Certificates shall be held in escrow pursuant to a separate escrow agreement (the “Escrow Agreement”) in the form of Exhibit A being entered into on the date hereof by the Escrow Agent, the Seller, the Purchasers and Eaton & Van Winkle LLP, counsel to the Purchasers (“EVW”).  Pursuant to the Escrow Agreement, the Escrow Agent will deliver the Certificates to the Company’s transfer agent.

3.3           Deliveries at the Closing. At the Closing: (i) the Seller shall deliver to the Escrow Agent the certificates, instruments and documents referred to in Section 10(a) for delivery to the Purchasers, (ii) the Purchasers shall deliver to the Escrow Agent the certificates, instruments and documents referred to in Section 10(b) for delivery to the Seller, and shall cause the Escrow Agent to deliver to Seller the Purchase Pprice referred to in Section 2 above, and (iii) the Company’s stock transfer agent shall deposit certificates representing the Shares in Federal Express for delivery to EVW.

4.           Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchasers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

4.1           The Seller is a corporation in good standing duly incorporated in the State of Pennsylvania.  The Seller has full corporate power and authority to execute, deliver and perform the Seller’s obligations under this Agreement and to sell, assign, transfer and deliver to the Purchasers the Shares as contemplated hereby.  This Agreement and the transactions contemplated hereby have been duly authorized by Seller.

4.2           This Agreement has been duly and validly executed by the Seller, and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

4.3           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller, will violate or result in a breach of any term or provision of any agreement to which the Seller is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the seller under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any  properties or assets of the Seller.

4.4             No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Seller of this Areement and the consummation of the transactions contemplated hereby.

4.5           The Shares are owned beneficially and of record by the Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof.  The Seller owns the Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Shares to the Purchasers, the Purchasers will acquire good, valid and marketable title thereto free and clear of all Liens.  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

4.6           There are no options, warrants or other rights to subscribe for or purchase shares of the Company’s capital stock outstanding, and as of the Closing Date, there will be none outstanding.

4.7           The Company has no liabilities, other than those disclosed in its most recent SEC Report (as defined in Section 4(l) below).  As of the completion of the Closing, the Company will have no liabilities.

4.8           The Company is a corporation in good standing duly incorporated in the State of Michigan.  The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business.  The Company has no subsidiaries and does not control any other entity, directly or indirectly, or have any direct or indirect equity participation in any other entity.

4.9           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Company, will violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s Articles of Incorporation or by-laws, each as amended as of the date hereof, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

4.10           The Company’s authorized capital stock consists of 50,000,000 shares of common stock, of which 9,480,754 shares are issued and outstanding.  The Company has not reserved any shares of its common stock for issuance upon the exercise of options, warrants or any other securities or rights that are exercisable or exchangeable for, or convertible into, common stock. All of the issued and outstanding shares of common stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.  There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security.  There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) to the knowledge of the Seller between or among any of the Company’s stockholders.  The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act.  The stockholder list provided to the Purchasers by the Company is a current shareholder list generated by its transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Company’s common stock.

4.11           To the Seller’s best knowledge, information and belief, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding, pending or, to the Seller’s knowledge, threatened against the Company.

4.12             During the period from January 1, 2006, through the date hereof, except for certain reports on Form 8-K which were due upon the resignation of certain directors, the Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company (all such documents, as amended or supplemented, are referred to collectively as, the “SEC Reports”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any applicable SEC Report (collectively, the “SOX Certifications”).  The Company, to the Seller’s best knowledge, has made available to the Purchasers all comment letters, if any, received by the Company from the staff of the SEC and all responses to such comment letters by or on behalf of the Company.  Through the date hereof, the Company has complied in all respects with its SEC filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”).  Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company (collectively, the “Company Financial Statements”) contained in the sec reports (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the financial position of the Company as of the dates thereof and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC.  The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company.  As of their respective dates, each of the SEC Reports, to the Seller’s best knowledge, was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the SEC Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other the SEC Reports, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor, to the Seller’s knowledge, any of its officers has received notice from the SECor any other governmental authority questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

4.13             The Company has filed all federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable.  All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns.  There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, or any tax liens whether existing or inchoate on any of the assets of the Company, except for current year taxes not presently due and payable.  No IRS or foreign, state, county or local tax audit is currently in progress.  The Company has not waived the expiration of the statute of limitations with respect to any taxes.  There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

4.14           The Company does not have any ongoing operations, does not employ any employees and does not maintain any employee benefit or stock option plans. The Company is not a party to any contract or agreement that will survive the Closing.

4.15           Except as set forth in the SEC Reports, since March 31, 2011, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company included in its quarterly report on Form 10-Q filed for the quarter ended March 31, 2011.

4.16           The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.  To the Seller’s best knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use hi, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

4.17           No representation or warranty by the Seller in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.            Representations and Warranties of the Purchasers.

Each Purchaser severally, but not jointly, represents and warrants to the Seller as follows:

5.1           This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

5.2           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of such purchaser’s properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to such purchaser or to any of their properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

5.3           No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

5.4           Such Purchaser is aware that the Seller is an affiliate of the Company and that the Shares are restricted in accordance with Rule 144 of the Securities Act.

5.5           Such Purchaser is an "accredited investor", as such term is defined in rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and as amended by the Dodd-Frank Financial Reform Act of 2010, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with Purchaser’s representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Seller and the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Purchaser is duly and legally qualified to purchase and own the Shares.  Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

5.6           Such Purchaser is purchasing the Shares as principal for such Purchaser’s own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

5.7           Such Purchaser understands and agrees that the Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

5.8           None of the Purchasers has any pre-existing relationship with the Company or any of its current officers and directors.

5.9           Each Purchaser represents on behalf of himself that:

(a)           During the past ten years there has been no petition under the federal bankruptcy laws or any state insolvency law filed by or against him, it or its principals, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of him, it or its principals or any  partnership in which he was a general partner at, or within two years before, the time of such filing or any corporation or business association of which he was an executive officer at, or within two years before, the time of such filing;

 (ii)           He has not been convicted of fraud in a civil or criminal proceeding;

 (iii)           During the past five years he has not been convicted in a criminal proceeding or named the subject of a pending criminal proceeding, excluding traffic violations and other minor offenses;

 (iv)           He has not been the subject of any administrative or court order, judgment, decree or consent agreement, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining or limiting him from the following activities:

(a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b) engaging in any type of business practice; or

(c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

 (v)           He has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to engage in any activity described in subparagraph (iv)(a) above or to be associated with persons engaged in any such activity;

 (vi)           He has not been found by a court in a civil action or by the SEC to have violated any federal or state securities law, which judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; and

 (v)           He has not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, which judgment in such civil action or finding by the Commodities Futures Trading Commission has not been subsequently reversed, suspended or vacated.

In respect of those Purchasers and principals of Purchasers that are residents of countries other than the United States, the references above to courts, federal or state agencies shall be deemed to refer to the comparable tribunal or entity in the country in which such individuals reside.

5.10           Mr. Lawrence Burstein, who is executing this Agreement on behalf of himself and the other Purchasers, and who is making the foregoing representations as to each of the individual Purchasers, including himself, hereby represents and warrants that he has been expressly authorized by each of the Purchasers to make the foregoing representations (representations that he understands and is informed are true and accurate as to each, including himself) and otherwise sign this Agreement and any other agreements or documents to be executed on behalf of the purchasers in connection with the purchase of the Shares on each of the individual Purchaser’s behalf, thereby binding them and each of them accordingly.

6.           Due Diligence.

The Company has provided the Purchasers and their agents and representatives with certain due diligence documents, including but not limited to, financial statements and certain minutes of its activities.  Further, the Purchasers acknowledge that information concerning the Company and its history and affairs are publicly available on the SEC’s database Edgar, including its financial information, and the Purchasers and their agents and representatives have had the opportunity to review and examine the same.

7.           Brokers and Finders.

No broker or finder has acted for Purchasers or Seller, or their affiliates or personnel in connection with this Agreement or the transactions contemplated hereunder, and no broker or finder retained by any Purchaser, Seller, or their affiliates or personnel is entitled to any brokerage or finder’s fee with respect to this Agreement.

8.           Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

8.1           General. Each of the Parties will use their best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 10 below).

8.2           Notices and Consents. Prior to Closing, the Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents that the Purchasers may reasonably request.  Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.  The Seller is not aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

8.3           Prohibited Activities.  Prior to Closing, the Seller will use its best efforts, including its rights as a shareholder of the Company, to prevent the Company from engaging in any practice, taking any action, or entering into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Exchange Act or otherwise necessary to maintain the Company’s eligibility on the OTC Bulletin Board and with the Depositary Trust Corporation. Without limiting the generality of the foregoing, the Seller will also use its best efforts and rights as a shareholder to prevent the Company from (i) declaring, setting aside, or paying any dividend or making any distribution with respect to its capital stock or redeeming, purchasing, or otherwise acquiring any of its capital stock except as otherwise expressly specified herein, (ii) issuing, selling, or otherwise disposing of any of its capital stock, or granting any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) making any capital expenditures, loans, or incurring any other obligations or liabilities, (iv) entering into any agreement or incurring any commitment or (v) otherwise engaging in any practice, taking any action, or entering into any transaction that is inconsistent with the transactions contemplated hereby.

8.4           Notice of Developments. The Seller, to the extent it becomes aware of the same, will give prompt written notice to the Purchasers of any material adverse development causing a breach of any of the representations and warranties in Section 4 above.  No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the disclosures contained in the schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

9.           Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing:

                      (a)           General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 11 below).  The Seller is informed that the Company has acknowledged and agreed, pursuant to a separate agreement to which the Company is a party, that from and after the Closing the Purchasers will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

                      (b)        Litigation support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 11 below).

     (c)          Cooperation. The Seller shall cooperate with the Company and the Purchasers in the preparation of the Company’s unaudited financial statements for the period ended June 30, 2011.  The costs of such financials, review thereof, preparation, and filing of the Form 10-Qshall be at the sole expense of the Company.

10.          Conditions to Obligation to Close.

10.1           Conditions to Obligation of the Purchasers.

The obligation of the Purchasers to consummate the transactions to be performed by the Purchasers in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties of Seller set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b)           the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           the Seller shall have procured all of the third party consents required or asked of it in order to effect the Closing;

(d)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchasers to own the Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)           the Seller shall have delivered to the Purchasers a certificate to the effect that (A) each of the conditions specified above in Section 10(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(f)           the completion of the sale by the Company to the Purchasers of 40,519,246 shares of Common Stock for a total purchase price of $133,500, pursuant to a subscription agreement dated on or about the date hereof, and there shall not be more than 9,480,754 shares of Common Stock issued and outstanding prior to the consummation of such sale;

(g)           the Purchasers shall have completed the business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Purchasers;

(h)           the Company shall have delivered its Articles of Incorporation and By-Laws, each as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Seller authorizing this Agreement and the transactions contemplated hereby certified by the Secretary of the Seller, and the Seller shall have delivered to the Purchasers, to the extent available, the Company’s original minute book and corporate seal and all other original corporate documents and agreements;

(i)           the Company shall have maintained at and immediately after the Closing its status as a company whose Common Stock is quoted on the OTB Bulletin Board; and

(j)           all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchasers.

The Purchasers may waive any condition specified in this Section 10(a) at or prior to the Closing in writing executed by the Purchasers.

10.2           Conditions to Obligation of the Seller.

The obligations of the Seller to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

(a)           the representations and warranties of the Purchasers set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

(b)           the Purchasers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           the Purchasers shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 10(b)(i)-(iii) is satisfied in all respects; and

(e)           all actions to be taken by the Purchasers in connection with consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller;

The Seller may waive any condition specified in this Section 10(b) at or prior to the Closing in writing executed by the Seller.

11.           Remedies for Breaches of this Agreement.

11.1           Survival of Representations and Warranties.  All of the representations and warranties of the parties shall survive the closing hereunder (even if a party knew or had reason to know of any misrepresentation or breach of warranty by another party at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

11.2           Indemnification Provisions for Benefit of the Purchasers.  The Seller hereby covenants and agrees that the Seller shall indemnify the Purchasers, and each of their successors and assigns (individually, a "Purchaser Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel and any losses (“Losses”) that may result from the granting of injunctive relief) incurred by any of them (i) based upon, arising out of or otherwise in respect of any inaccuracy in or the  breach of any representation, warranty, covenant or agreement of the Seller made in this Agreement or (ii) based upon any liability arising out of the operations of the Company prior to the Closing.

Notwithstanding the foregoing, Seller’s indemnity pursuant to this Section 11 shall be limited to an aggregate of $166,500, plus the reasonable costs of collection, to which Purchaser may become subject, insofar as such Losses arise out of any breach of the representations, warranties or covenants contained in this Agreement.

(c)           Indemnification by Purchasers. Purchasers hereby covenant and agree with the Seller that Purchaser shall indemnify the Seller and each of its successors and assigns (individually, a "Seller Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting, from any misrepresentation, breach of warranty or the non-fulfillment of any agreement, covenant or obligation by Purchaser made in this Agreement or (ii) based upon any Liability arising out of the operations of the Company from and after the Closing.

12.           Termination.

12.1           Termination of Agreement. The parties may terminate this Agreement as provided below:

(a)           the Purchasers and the Seller may terminate this Agreement by mutual written agreement at any time prior to the Closing;

(b)           the Purchasers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if (A) if the findings of their due diligence investigation of the Company are not satisfactory to them in their sole and absolute discretion; or (B) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Purchasers have notified the Seller of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or (C) if the Closing shall not have occurred on or before August 8, 2011 by reason of the failure of any condition precedent under Section 10(a) (unless the failure results primarily from the Purchasers breaching any representation, warranty, or covenant contained in this Agreement); and

(c)           the Seller may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing (A) in the event the Purchasers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchasers of the breach, and the breach has continued without cure for a period of two (2) days after the notice of breach; or (B) if the Closing shall not have occurred on or before August 8, 2011, by reason of the failure of any condition precedent under Section 10(b) (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

12.2           Effect of  Termination. The Seller shall in no event be permitted to terminate this Agreement unless prior to or accompanying any notice of termination delivered hereunder the Seller (i) has delivered to the Purchasers any portion of the Purchase Price theretofore paid by the Purchasers and (ii) have notified the Escrow Agent in writing that any amounts held in escrow by it should be released to the Purchasers.  If the Purchasers terminate this Agreement pursuant to this Section 12, then the Seller shall immediately pay to the Purchasers any portion of the Purchase Price theretofore paid by the Purchasers and the Seller shall immediately notify the Escrow Agent in writing that any amounts held in escrow by it should be released to the Purchasers.  The Purchasers shall in no event be permitted to terminate this Agreement and keep any of the Shares held in escrow that will not have been paid for.  Except as aforesaid, if this Agreement terminates pursuant to this Section 12, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

13.           Miscellaneous.

13.1           Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

13.2           Confidentiality; Press Releases and Public Announcements.  Except as and to the extent required by law, no party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction that is the subject of this Agreement, without the consent of the other parties.  Neither the Seller nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchasers; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Seller and the Company will use their best efforts to advise the other parties prior to making the disclosure).

13.3           No Third-Party Beneficiaries. This agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

13.4           Entire Agreement. This agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

13.5           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Purchasers and the Seller, as applicable; provided, however, that the Purchasers may (i) assign any or all of their rights and interests hereunder to one or more of their affiliates, and (ii) designate one or more of their affiliates to perform their obligations hereunder, but no such assignment shall operate to release the purchasers or a successor from any obligation hereunder unless and only to the extent that the Seller agrees in writing.

13.6           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

13.7           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.8           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, or (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by telegram, in each case addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by telegram, or (b) if sent by reputable courier, the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or upon actual receipt, whichever shall first occur.

If to the Seller (or the Company prior to the Closing):

Dachris Ltd.
60 Point Perry Road
North Versailles, Pennsylvania 15137
Attention: David L. Lichtenstein, President
e-mail address: bdornish@dornish.net

with a copy (which shall not constitute notice) to:

J. Michael Coombs, Esq.
MABEY & COOMBS, L.C.
Highland Park Plaza
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001
Phone No. 801-467-2779
Fax No. 801-467-3256
Email:  jmcoombs@sisna.com

If to the Purchasers:

c/o Eaton & Van Winkle LLP
3 Park Avenue, 16th floor
New York, NY 10016
Attention: Vincent J. McGill, Esq.
Phone No.:212-561-3604
Fax No.:212-779-9928
e-mail address: vmcgill@evw.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.9           Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto agrees that any action arising out of or related to this Agreement shall be brought in the state or federal courts located in Harrisburg, Pennsylvania, and each of the parties hereto submits to the jurisdiction of such courts and waives any claim arising out of or related to the convenience of such forum.

13.10           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchasers and the Seller or their respective representatives.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

13.11           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.12           Expenses. Each of the parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.  The Seller agrees that the Company has not borne or will not bear any of the Seller’s costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

13.13           Construction. The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.14           Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

13.15           Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the united states or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

 [signature page is on following page]

           IN WITNESS WHEREOF, the undersigned have duly authorized the execution of this Agreement as of the date first above written.

DACHRIS LTD.

By:	/s/ David L. Lichtenstein
David L. Lichtenstein
President

THE PURCHASERS

/s/ Lawrence Burstein
Lawrence Burstein

Omar Cunha#

Peter van Voorst Vader#

Sidney Levy#

Selmo Nissenbaum #

# By:	/s/ Lawrence Burstein
Lawrence Burstein, Authorized Agent

                                                                                                         Schedule A

PURCHASERS

Name	Number of Shares	Purchase Price

Lawrence Burstein	1,266,386	$33,300

Omar Cunha	1,266,384	$33,300
To be registered in the name of
Frontera Holdings Limited Partnership

Peter van Voorst Vader	1,266,384	$33,300

Sidney Levy	1,266,384	$33,300
To be registered in the name of
Wit Services Global Inc.

Selmo Nissenbaum	1,266,384	$33,300
To be registered in the name of
Nissen Holdings & Co Ltd.

 Exhibit A

ESCROW AGREEMENT

AGREEMENT dated as of the 1st day of August, 2011, by and between Dachris Ltd., a Pennsylvania corporation having an office at 60 Point Perry Road, North Versailles, Pennsylvania 15137 (hereinafter referred to as the "Seller"), each of the Purchasers whose names are set forth on Schedule A hereto (the “Purchasers”) having an address c/o Eaton & Van Winkle LLP, 3 Park Avenue, New York, New York 10016 (the “Company”), Eaton & Van Winkle LLP (“EVW”), having offices at 3 Park Avenue, New York, New York 10016 and Mark S. Galper, Esq., having an office at 409 Schoonmaker Avenue, P.O. Box A, Monessen, PA 15062, (the “Escrow Agent”).

Preliminary Statement

The Seller will deposit in escrow with the Escrow Agent certain corporate documents, records and transaction documents (the “Seller’s Escrow Documents”) to be delivered to the Purchasers upon consummation of the sale of an aggregate of 6,331,922 shares (the “Shares”) of the common stock (the “Sale”) of UHF Incorporated (the “Company”) by Seller to Purchasers as contemplated by the Stock Purchase Agreement dated on or about the date hereof (the “Purchase Agreement”).

The Purchasers will deposit in escrow with the Escrow Agent an aggregate of $166,500, representing the purchase price for the Shares (the “Purchase Price”), to an account designated by the Escrow Agent, together with certain documents (the “Purchaser’s Escrow Documents,” and  together with the Purchase Price, the “Purchasers’ Escrow Property”), to be delivered to the Seller upon consummation of the Sale.

The Escrow Agent will hold the Seller’s Escrow Documents and the Purchasers Escrow Property (collectively, the “Escrow Property”) in escrow in accordance with the terms and subject to the conditions set forth in this agreement.

The Seller and the Purchasers have requested that EVW and the Escrow Agent perform the tasks set forth herein and each of them has agreed to do so.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Property.

(a)  The Seller shall deliver to the Escrow Agent the Seller’s Escrow Documents, including duly executed copies of the documents and instruments to be delivered to the Purchasers pursuant to the Purchase Agreement.  Upon receipt of the same, the Escrow Agent shall so advise EVW.

(b)   The Purchasers shall deliver to the Escrow Agent the Purchasers’ Escrow Property, including the Purchase Price and duly executed copies of the documents to be delivered to the Seller pursuant to the Purchase Agreement.  Upon receipt of the same, the Escrow Agent shall so advise Seller.

2.           Exchange of Stock Certificates. The Seller shall deliver stock certificates evidencing the Shares (the “Original Certificate”) to Columbia Stock Transfer Co., 601 E. Seltice Way, Suite 202, Post Falls, ID 83854, Phone: 208-664-3544 Fax: 208-777-8998, Attn:  Michelle King, transfer agent for the shares of the Company’s common stock (the “Transfer Agent”), together with duly executed stock powers with a medallion guaranty and instructions to issue stock certificates representing the Shares registered in the names of the Purchasers in the respective number of Shares set forth opposite the name of each Purchaser on Schedule A to the Purchase Agreement (the “New Stock Certificates”), and Seller shall instruct the Transfer Agent to send the New Certificates by Federal Express to EVW and to advise the Escrow Agent and EVW of the issuance and delivery of the New Stock Certificates (the “Transfer Agent Notification”).

3.            Release of Purchase Price and Other Escrow Property.  Upon the consummation of the sale by the Company to the Purchasers of 40,519,246 shares (the “Subscription Shares”) of the Company’s common stock  pursuant to a Subscription Agreement dated on or about the date hereof, for which the Escrow Agent is also acting as escrow agent, and receipt of the Transfer Agent Notification, the Escrow Agent shall deliver (i) to EVW, the Seller Escrow Documents, and (ii) to the Seller, the Purchase Price in accordance with instructions from the Seller, together with the Purchasers’ Escrow Documents.  If the Escrow Agent has not received the Transfer Agent Notification and the sale of the Subscription Shares to the Purchasers has not been consummated prior to August 8, 2011, the Escrow Agent shall deliver (x) to the Seller, the Seller Escrow Documents, and (y) to EVW, the Purchase Price in accordance with instructions from EVW, together with the Purchaser’s Escrow Documents.

4.      Acceptance by EVW and Escrow Agent.  Each of EVW and the Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)           EVW and the Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company or any of the Purchasers to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.  Neither EVW nor the Escrow Agent shall have any duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.  The names and true signatures of individuals and entities authorized to act singly on behalf of the Company or the Purchasers are stated in Schedule B attached hereto. The Company and the Purchasers may each remove or add one or more of its authorized signers stated on Schedule B by notifying EVW and the Escrow Agent in accordance with this Agreement of such change, which notice shall include the true signature for any new authorized signatories.

(b)           Each of EVW and the Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith and Eaton & Van Winkle LLP or Bergstein & Galper, P.C., as the case may be, may serve as such counsel.  Neither EVW nor the Escrow Agent shall be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           The Seller and the Purchasers, jointly and severally, agree to indemnify and hold EVW and the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney's fees) claimed against or incurred by the Escrow Agent or EVW arising out of or related, directly or indirectly, to this Escrow Agreement, unless such claim is due to the willful misconduct or gross negligence of the Escrow Agent or EVW, as the case may be.

(d)           In the event that the Escrow Agent or EVW shall be uncertain as to its duties or rights hereunder, it shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Documents until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Documents to a court of competent jurisdiction.

(e)           The Escrow Agent and EVW shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than its obligations hereunder, and neither of them shall be required to make a request that any documents or monies be delivered to it, it being agreed that the sole duties and responsibilities of the Escrow Agent and EVW shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to it and deposit said checks and wire transfers into the non-interest-bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Documents as stated above, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

5.     Resignation of the Escrow Agent.  The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to Seller and EVW on behalf of the Purchasers.  Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Documents that it has received as of the date on which it provided the notice of resignation.  In such event, the Escrow Agent shall not take any action until the Company and Purchasers have designated a banking corporation, trust company, attorney or other person as successor.  Upon receipt of such written instructions signed by the Company and Purchasers, the Escrow Agent shall promptly deliver the Escrow Documents to such successor and shall thereafter have no further obligations hereunder.  If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Documents and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor.  In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Documents.

6.    Termination. The Seller and the Purchasers may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 10 days from the date of such notice.  In the event of such termination, the Seller and the Purchasers shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Seller and the Purchasers, turn over to such successor escrow agent all of the Escrow Documents; provided, however, that if Seller and the Purchasers fail to appoint a successor escrow agent within such 10-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof.  Upon receipt of the Escrow Documents, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Documents.

7.      Investment.  All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at a bank reasonably satisfactory to the Escrow Agent and EVW, which shall include the institution regularly used by the Escrow Agent to hold client funds.

8.    Compensation.  Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to charge the Seller a fee based upon the time expended by Escrow Agent, for which Purchasers shall have no liability.

9.      Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by e-mail with receipt acknowledged by the recipient, or by nationally recognized overnight courier service, to the addresses set forth below.

If to Seller:

Dachris Ltd.
60 Point Perry Road
North Versailles, Pennsylvania 15137
Attention: David L. Lichtenstein, President
e-mail address: bdornish@dornish.net

with a copy (which shall not constitute notice) to:

J. Michael Coombs, Esq.
MABEY & COOMBS, L.C.
Highland Park Plaza
3098 South Highland Drive, Suite 323
Salt Lake City, Utah 84106-6001
e-mail address:  jmcoombs@sisna.com

If to any of the Purchasers:

c/o Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention: Vincent J. McGill, Esq.
Phone No.: 212-561-3604
Fax No.:212-779-9928
e-mail:vmcgill@evw.com

If to the Escrow Agent:

Mark S. Galper, Esq.
409 Schoonmaker Avenue
P.O. Box A
Monessen, PA  15062
Phone No.: 724-684-3444
Email:  mgalper@bgatlaw.com

If to EVW:

Eaton & Van Winkle LLP
3 Park Avenue
New York, New York 10016
Attention: Vincent J. McGill, Esq.
Phone No.: 212-561-3604
Fax No.:212-779-9928
e-mail:vmcgill@evw.com

10.           General

(a)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles. The parties agree that all actions arising out of or related to this Agreement shall be initiated in the State or Federal Courts located in Harrisburg, Pennsylvania, which shall have exclusive jurisdiction over such matters.  All parties hereby consent to the jurisdiction of such courts and waive any objection based upon forum non-conveniens.

(b)           This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)           All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d)           This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.  No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)           If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)           This Agreement and any amendment or modification of this Agreement may be executed  in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Dachris Ltd.		On behalf of all Purchasers:

By:		By:
	David L. Lichtenstein		Lawrence Burstein
President

Eaton & Van Winkle LLP		Escrow Agent

By:		By:
	Vincent J. McGill		Mark S. Galper, Esq.
Partner

Schedule A

PURCHASERS

Name	Number of Shares	Purchase Price

Lawrence Burstein	1,266,386	$33,300

Omar Cunha	1,266,384	$33,300
To be registered in the name of
Frontera Holdings Limited Partnership

Peter van Voorst Vader	1,266,384	$33,300

Sidney Levy	1,266,384	$33,300
To be registered in the name of
Wit Services Global Inc.

Selmo Nissenbaum	1,266,384	$33,300
To be registered in the name of
Nissen Holdings & Co Ltd.

Schedule B

LIST OF PERSON(S) AUTHORIZED TO ACT OR SIGN FOR PURCHASERS

Lawrence Burstein